L ROY PAPP & ASSOCIATES, LLP

                                 Code of Conduct

--------------------------------------------------------------------------------

As officers and employees of L. Roy Papp & Associates, LLP ("LRP"), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our clients our undivided loyalty - our clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

     We expect all employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow employees.

     We expect all employees to adhere to the highest standards with respect to any potential conflicts of interest with client accounts - simply stated, no officer or employee should ever enjoy an actual or apparent benefit over the account of any client.

     We expect all persons associated with LRP to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients' interests, subject to the legality of such information.

     We expect our officers and employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our clients.

     Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this code or any of the policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer.

     You are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form (attached herein), both initially upon the commencement of your employment with LRP and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the policies and procedures as set forth in the Manual. In addition, all Employees must be aware of and comply with the following undertakings:

     o be thoroughly familiar with the policies and procedures set forth in this Manual;

     o upon the request of the CCO, provide LRP with an initial and annual written certification that you have read and understand, and will comply with, the policies and procedures set forth in this Manual and any other compliance materials distributed to you by the CCO;

     o notify the CCO promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person's failure to comply with) the policies and procedures set forth in this Manual;

     o notify the CCO promptly if you become aware of any practice that arguably involves LRP in a conflict of interest with any of its advisory accounts, including registered investment companies and unregistered investment funds;

     o cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge her respective duties under the Manual and (ii) LRP to comply with the securities laws to which it is subject; and

     o notify the CCO promptly if you become aware of any part of any disclosure document that you believe may be inaccurate, incomplete or out of date in any respect.

     Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this code or any of the policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer.

This Manual and the policies and procedures set forth herein supersedes all manuals, policy statements and procedures and other communications on the subjects discussed herein.

LRP may amend this Manual and/or adopt interpretations of the policies and procedures contained in the Manual as it deems appropriate with the approval of the CCO. All material amendments to, and new interpretations of, the Manual shall be conveyed to Employees and require their acknowledgement of receipt and understanding of the amendments/interpretations.

     Please direct any questions about the Code of Conduct and Regulatory Compliance Manual to Julie Hein, LRP's Chief Compliance Officer ("CCO"), or, in her absence, LRP's Managing Partner, Harry Papp ("Managing Partner").

                          L. ROY PAPP & ASSOCIATES, LLP

         Maintenance of Code of Conduct and Regulatory Compliance Manual

--------------------------------------------------------------------------------

General

On December 17, 2003, the SEC adopted Rule 206(4)-7 requiring advisers to adopt and implement comprehensive compliance programs (See http://www.sec.gov/rules/final/ia-2204.htm). The new rule requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures designed to prevent violations of the Advisers Act. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.

Policy

LRP shall periodically review its Code of Conduct and Regulatory Compliance Manual ("Manual") to ensure the adequacy of the policy and procedures contained therein. LRP shall additionally periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. All required changes to the Manual shall be made by LRP's CCO.

Procedures

     1. The CCO shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of LRP's policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that LRP deems appropriate.

     2. Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO.

     3. The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to LRP's Managing Partner.

     4.   All questions regarding the Manual shall be directed to the CCO.

Responsibility

The CCO is responsible for the successful implementation of the Manual.

                          L. ROY PAPP & ASSOCIATES, LLP

                                 Code of Ethics

-------------------------------------------------------------------------------

General

The Code of Ethics is predicated on the principle that LRP owes a fiduciary duty to its clients. Accordingly, LRP's employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, LRP must:

     o Place client interests ahead of LRP's - As a fiduciary, LRP must serve in its clients' best interests. In other words, LRP employees may not benefit at the expense of advisory clients. This concept is particularly relevant when employees are making personal investments in securities traded by advisory clients.
     o Engage in personal investing that is in full compliance with LRP's Code of Ethics - Employees must review and abide by LRP's Personal Securities Transaction and Insider Trading Policies.
     o Avoid taking advantage of your position - Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with LRP, or on behalf of an advisory client.
     o Maintain full compliance with the Federal Securities Laws(1) - Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940. In addition, LRP employees who are Officers of a Registered Investment Company ("RIC" or "Fund") must also abide by the Fund's Officer Code of Conduct that is established by the investment company.

As discussed in greater detail below, employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Guiding Principles & Standards of Conduct

All employees and partners of LRP, and consultants closely associated with LRP, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that LRP expects from its Employees and consultants:

--------------------------

(1) "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

     o Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets;
     o Place the integrity of the investment profession, the interests of clients, and the interests of LRP above one's own personal interests;
     o Adhere to the fundamental standard that you should not take inappropriate advantage of your position;
     o    Avoid any actual or potential conflict of interest;
     o Conduct all personal securities transactions in a manner consistent with this policy;
     o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;
     o Practice and encourage others to practice in a professional and ethical manner that will reflect credit on yourself and the profession;
     o Promote the integrity of, and uphold the rules governing, capital markets;
     o Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.
     o    Comply with applicable provisions of the federal securities laws.(2)

1.       Personal Securities Transaction Policy

     Employees may not purchase or sell any security in which the employee has a beneficial ownership unless the transaction occurs in an exempted security or the employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

LRP's employees must have written clearance for all personal securities transactions before completing the transactions.

Generally, employees shall complete LRP's Pre-Clearance Form (See Attachment A) or may request pre-clearance via email. In either case, LRP shall maintain the pre-clearance forms in conjunction with the record-keeping rule.

Once pre-clearance is granted by the CCO, or, in her absence, LRP's Senior Partner, Roy Papp, the employee has the remainder of the day to execute the transaction. The pre-clearance approval is good only the day in which the approval is granted. Unless otherwise noted, no pre-clearance is required for the exempted transactions noted below.

Securities, and Instruments that are not Securities

LRP will regard the following as securities for purposes of complying with this policy: Any note, stock, treasury security, bond, closed-end mutual fund, exchange-traded fund, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-

--------------------------

(2) "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

trust certificate, fractional undivided interest in oil, gas, or other mineral rights, any options, or in general, any interest or instrument commonly known as a security.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

Exempt Securities

     Investments in Treasury securities, certificates of deposit, commercial paper and other similar money market instruments, unit investment trusts (provided the trust is not invested in shares of a mutual fund managed by LRP) and shares of open-end mutual fund companies are not required to be reported by employees under the Personal Security Transaction Policy. However, this exemption does not apply to shares of open-end mutual funds that are sub-advised by LRP which include the following mutual funds: Pioneer Papp Strategic Growth Fund, Pioneer Papp America-Pacific Rim Fund, Pioneer Papp Small and Mid Cap Growth Fund, and Pioneer Papp Stock Fund (collectively the "Funds"). In addition, this exemption does not apply to the series of Pioneer Variable Contracts Trust that are also managed by LRP.

Beneficial Ownership

     Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

     The following are examples of indirect pecuniary interests in securities:

     o Securities held by members of employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;
     o Employees' interests as a general partner in securities held by a general or limited partnership; and
     o Employees' interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

     The following circumstances constitute beneficial ownership by employees of securities held by a trust:

     o Ownership of securities as a trustee where either the employee or members of the employees' immediate family have a vested interest in the principal or income of the trust;
     o    Ownership of a vested beneficial interest in a trust; and
     o An employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the employee to revoke the trust.

Exempt Transactions

The following transactions are considered exempt transactions:

     o Any transaction in an account over which the employee does not have any direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the employee, accounts of family members outside of the immediate family would not be subject to review.
     o Any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager.
     o    Purchases that are part of an automatic investment plan.(3)
     o Purchases of securities by the exercise of rights issued to holders of a class of securities on a pro-rata basis.
     o Acquisitions or dispositions of securities as a result of a stock dividend, stock split, or other corporation actions.

From time to time, the CCO may exempt certain transactions on a trade-by-trade basis.

Investments in Limited Offerings and Initial Public Offerings ("IPOs")(4)

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the CCO in order to preclude any possibility of their profiting improperly from their positions on behalf of a Client. The CCO shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a Client; and (b) conclude, after consultation with a portfolio manager (who has no personal interest in the issuer of the limited offering or IPO), that no Clients have any foreseeable interest in purchasing such security. A record of such approval by the CCO and the reasons supporting those decisions shall be kept as required in the Records section of this Policy. Please refer to Attachment B for a copy of the Limited Offering and IPO Request and Reporting Form.







Restrictions on New Issues of Equity Securities ("NIESs")(5)

--------------------------

(3) "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(4) The term "limited offering" is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504,505, or 506 of Regulation D. The term "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any NIES without first obtaining prior approval of the CCO in order to preclude any possibility of their profiting improperly from their positions on behalf of a Client. The CCO shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a Client; and (b) conclude, after consultation with a portfolio manager (who has no personal interest in the issuer of the NIES), that no Clients have any foreseeable interest in purchasing such security. A record of such approval by the CCO and the reasons supporting those decisions shall be kept as required in the Records section of this Policy.

NASD Conduct Rule 2790 prohibits the sale of NIESs to any account in which a "restricted person" has a beneficial interest, except under certain situations. The term "restricted person" includes any person of an investment adviser who has the authority to buy or sell securities (defined in Rule 2790 as "Portfolio Managers") and an immediate family member of a Portfolio Manager that materially supports, or receives materially support from, such person. Thus, all Portfolio Managers of LRP, including members of LRP's investment committee, are prohibited, in almost all circumstances except as noted in further detail below, from purchasing an NIES.

The prohibitions on the purchase and sale of NIESs with respect to Rule 2790 do not apply to: 1) Issuer-Directed Securities, or those that are specifically directed by the issuer to persons that are restricted persons (i.e., directors), subject to certain conditions; 2) the account of a restricted person who is an existing equity owner of an issuer (Anti-Dilution Provisions), subject to certain conditions; and 3) Stand-By Purchasers, or those who purchase and sell securities pursuant to a stand-by agreement subject to certain conditions.

Employees are encouraged to review Rule 2790 and discuss such with the CCO prior to the purchase and/or sale of any NIES.

Reporting

In order to provide LRP with information to enable it to determine with reasonable assurance any indications of scalping, frontrunning or the appearance of a conflict of interest with the trading by LRP Clients, each Employee of LRP shall submit the following reports in the forms attached hereto to the CCO showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in the section below entitled Exemptions.





Quarterly Transaction Reports

--------------------------------------------------------------------------------

(5) The term "new issue" is defined as any initial public offering of an equity security as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, made pursuant to a registration statement or offering circular. This restriction does not apply to, among other securities: secondary offerings, offerings of debt securities, offerings of a securities of a commodity pool, rights offerings, exchange offers, and offerings of convertible or preferred securities. (See NASD Conduct Rule 2790, Restrictions on the Purchase and Sale of IPOs of Equity Securities).

Employees shall be required to instruct their broker-dealers to send to LRP duplicate broker trade confirmations and account statements of the Employee which shall be received by the CCO, at a minimum, no later than thirty (30) days after the end of each calendar quarter. Also, within 30 days of the end of the calendar quarter, employees must enter all reportable transactions in the Securities Transaction Online Compliance System ("STOCS") managed by our compliance consultants, Adviser Compliance Associates, LLC ("ACA"). STOCS can be accessed via http://www.advisercompliance.com.

The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership(6): (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted. Employees are reminded that they must also report transactions by members of the Employee's immediate family including spouse, children and other members of the household in accounts over which the Employee has direct or indirect influence or control.

Employees shall also report on a quarterly basis, not later than 30 days after the end of the calendar quarter, the name of any account established by the Employee during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the Employee, the date the account was established, and the date the report was submitted.

Initial and Annual Holdings Reports

New LRP employees are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Attachment C for a copy of the Initial Holdings Report). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes an Employee.

Existing employees are required to provide LRP with a complete list of securities holdings on an annual basis, or on or before February 15th (as determined by LRP) of each year. The report shall be current as of December 31st which is a date no more than 45 days from the final date the report is due to be submitted. (See Attachment D for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum:
(a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and (c) the date the access person submits the report.

--------------------------

(6) "Beneficial Ownership," as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an Employee's immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Duplicate Copies

A form brokerage letter is attached to this Policy as Attachment E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter similar to Exhibit E to each bank, broker or dealer maintaining an account on behalf of the Employee.

Exceptions from Reporting Requirements

Employees are not required to submit: 1) a transaction or initial and annual holdings report with respect to securities held in accounts over which the access person had no direct or indirect influence or control, and 2) a transaction report with respect to transactions effected pursuant to an automatic investment plan.

Trading and Review

Though not prohibited by this Personal Securities Transaction Policy, LRP does not expect its employees to engage in frequent short-term (60 days) trading. Except for limited circumstances and subject to pre-clearance approval, LRP forbids its employees to trade opposite of firm recommendations. LRP strictly forbids "front-running" client accounts, which is a practice generally understood to be employees personally trading ahead of client accounts. The CCO will closely monitor employees' investment patterns to detect these abuses. LRP's Managing Partner will monitor the CCO's personal securities transactions for compliance with the Personal Securities Transaction Policy.

The review of trading activity reported in the Employees' Quarterly Transactions Report will be reviewed in conjunction with the firms' trading blotter against all client trades for the period. In addition, LRP may question, though does not prohibit, trading activity reported by Employees' within the most recent 15 days in which a security or option, not limited to the same direction of trade, is or has been held for by a RIC.

ACA shall also conduct a post-trade review of LRP Employees' personal trading. Specifically, LRP Employees submit their personal trades electronically into ACA's proprietary web-based Securities Transaction Online Compliance System ("STOCS"). LRP Employees may enter their trades into the STOCS contemporaneously as they trade throughout a quarter or all at once after the end of the quarter. Alternatively, the firm may aggregate the personal trades of all of its Employees into an electronic download and forward such information on to ACA. Regardless of the method of submission, all Employee trades must be reported to ACA within thirty (30) days after the end of each calendar quarter. All employee holdings must be submitted/updated within forty-five (45) days of the calendar year end. ACA will then compare such trades to the quarterly download of LRP's clients' trades and this Code. A quarterly report will be issued by ACA to LRP regarding its review.

The reason for the development of a post transaction review process is to ensure that LRP has developed procedures to supervise the activities of its associated persons. The comparison of Employee trades to those of advisory clients will identify potential conflicts of interest or the appearance of a potential conflict.

If LRP discovers that an employee is personally trading contrary to the policies set forth above, the employee shall meet with the CCO and Harry Papp to review the facts surrounding the transactions. This meeting shall help LRP to determine the appropriate course of action.

Reporting Violations and Remedial Actions

LRP takes the potential for conflicts of interest caused by personal investing very seriously. As such, LRP requires its employees to promptly report any violations of the Code of Ethics to the CCO. LRP's management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any employee that seeks retaliation against another for reporting violations of the Code of Ethics. LRP has zero tolerance for retaliatory actions and therefore may subject offenders to more severe action than set forth below. In order to minimize the potential for such behavior, all reports of Code of Ethics violations will be treated as being made on an anonymous basis.

If any violation of LRP's Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

Disclosure

LRP shall describe its Codes of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for LRP's Code of Ethics shall be directed to the CCO.

The requirement to report on issues to LRP's clients, including Fund and ERISA client's Boards under this Code and securities regulations may include significant conflicts of interest that arise involving the personal investment policies, even if the conflicts have not resulted in a violation of this Code. For example, LRP may be required to report to the client's Board if a portfolio manager is a director of a company whose securities are held by the client's portfolio.

If the CCO determines that a material violation of this Code has occurred, he or she shall promptly report the violation, and any enforcement action taken, to LRP's senior management. If LRP's senior management determines that such material violation appears to involve a fraudulent, deceptive or manipulative act, LRP must report its findings to the Fund's Board of Directors or Trustees pursuant to Rule 17j-1.

Recordkeeping

LRP shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or LRP's management.

     o A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
     o A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
     o A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or with the past five years was, an Employee of LRP.
     o A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by LRP for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
     o LRP shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Personal Securities Transaction Policy. All questions regarding the policy should be directed to the CCO.

2.       Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with
Section 204A, LRP has instituted procedures to prevent the misuse of nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of material non-public information; or
     o Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or
     o Communicating material non-public information to others in breach of a fiduciary duty.
     o LRP's Insider Trading Policy applies to all of its employees. Any questions should be directed to the CCO or Managing Partner.

Whom Does the Policy Cover?

This policy covers all of LRP's employees ("covered persons") as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the covered person is an officer, director or 10% or greater stockholder and a partnership of which the covered person is a partner unless the covered person has no direct or indirect control over the partnership.

What Information is Material?

     Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material":

     o    Dividend or earnings announcements
     o    Write-downs or write-offs of assets
     o    Additions to reserves for bad debts or contingent liabilities
     o    Expansion or curtailment of company or major division operations
     o    Merger, joint venture announcements
     o    New product/service announcements
     o    Discovery or research developments
     o    Criminal, civil and government investigations and indictments
     o    Pending labor disputes
     o    Debt service or liquidity problems
     o    Bankruptcy or insolvency problems
     o    Tender offers, stock repurchase plans, etc.
     o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

LRP's employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Confidential Status of a Funds Holdings (Selective Disclosure)

Securities positions held by the Funds, and current portfolio transactions and analyses must be kept confidential. Only reports submitted by the Funds to the public may be provided to any investor or prospect in the Funds including any client of LRP who may also be invested in the Funds. No other information regarding the portfolio holdings of the Funds may be used by LRP in any manner, unless otherwise instructed in writing by the Funds and in accordance with its stated policies and procedures regarding selective disclosures and as disclosed in its prospectus or statement of additional information.

Confidential Status of a RIC's Holdings (Selective Disclosure)

Securities positions in a RIC client, and current portfolio transactions and analyses must be kept confidential. Only reports submitted by the RIC to the public may be provided to any investor or prospect in the RIC including any client of RWR who may also be invested in the RIC. No other information regarding the portfolio holdings of a RIC client may be used by LRP in any manner, unless otherwise instructed in writing by the RIC and in accordance with its stated policies and procedures regarding selective disclosures and as disclosed in its prospectus or statement of additional information.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and Managing Partner as soon as possible. From this point, the employee, CCO and Managing Partner will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, employees:

     o Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.
     o Shall not engage in securities transactions of any company, except in accordance with LRP's Personal Securities Transaction Policy and the securities laws.
     o Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.
     o Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.
     o Shall immediately report the potential receipt of non-public information to the CCO and Managing Partner.
     o Shall not proceed with any research, trading, etc. until the CCO and Managing Partner inform the employee of the appropriate course of action.

Serving As Officers, Trustees and/or Directors Of Outside Organizations

     Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, LRP may determine that it is in its clients' best interests for an employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of LRP can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between LRP and the outside organization, and that the employee does not communicate such information to other LRP employees in violation of the information barrier.

Similarly, LRP may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the decision to retain or hire LRP.

LRP employees are prohibited from engaging in such outside activities without the prior written approval from the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

Gifts

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with LRP, or on behalf of an advisory client. However, employees may accept gifts from a single giver in aggregate amounts not exceeding $100, and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the employee(s) are present.

Recordkeeping

LRP shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or LRP's management.

     o A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
     o A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
     o A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or with the past five years was, an Employee of LRP.
     o A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
     o The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.
     o A copy of each finding presented to the Board of a Fund shall be preserved by LRP for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

In the event a material change is made to this Code, the CCO shall inform the Fund's CCO of such material change and ensure that such material change is approved by the Fund's Board no later than six months after adoption of the material change.

Attachment A

                          L. ROY PAPP & ASSOCIATES, LLP
                        TRADE AUTHORIZATION REQUEST FORM


TO:             JULIE HEIN OR ROY PAPP        (CIRCLE ONE)

                                              DATE OF REQUEST:
                                                              ----------------
FROM:
                                  -----------------------------

ACCOUNT NAME AND NUMBER:
                                  -----------------------------

NO. OF SHARES OR PRINCIPAL AMOUNT
                                  -----------------------------
                     (Number of Shares or Principal Amount)

TYPE OF SECURITY          Common/Preferred/Cumulative/other shares
(CHECK ONE)                                                       ----------
                          Bond (Corporate, Municipal, Other)
                                                                  ----------
                          Option
                                                                  ----------
IN:
                                  ------------------------------------------
                                  (Name of Company/Fund/Other

THE FOLLOWING QUESTIONS ARE TO BE ANSWERED BY REQUESTING LRP ACCESS PERSON:
---------------------------------------------------------------------------

Do you, or to your knowledge does anyone at LRP, possess material non-public information regarding the security or the issuer of the security?

                     Yes                No
                        ------------      ------------

To your knowledge, are there any outstanding purchase or sell orders for this security (or any equivalent security) by any LRP Client?

                     Yes                No
                        ------------      ------------

Is the security which you propose to purchase or sell actively traded and greater than $2.0 billion in market capitalization?

                     Yes                No
                        ------------      ------------

To your knowledge are the securities (or equivalent securities) being considered, for purchase or sale by one or more LRP Clients?

                     Yes                No
                        ------------      ------------

Have you or any account covered by the pre-authorization provisions of the Code purchased or sold these securities (or equivalent securities) in the prior 60 calendar days?

                     Yes                No
                        ------------      ------------

I have read the LRP Code of Ethics and believe that the proposed trade fully complies with the requirements of the Code. I understand LRP reserves the right to direct me to rescind a trade even if approval is granted.


Name of Employee:

-----------------------------    -----------------------------     -------------
PRINT NAME                       SIGNATURE                         DATE

                                  Attachment B
                LIMITED OFFERING & IPO REQUEST AND REPORTING FORM


Name of Issuer:__________________________________________

Type of Security:___________________________________________

Public Offering Date:_______________________________________

                      (for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

     1. I am not investing in this limited offering or IPO to profit improperly from my position as an LRP Employee;

     2. The investment opportunity did not arise by virtue of my activities on behalf of an LRP Client; and

     3. To the best of my knowledge, no LRP Clients have any foreseeable interest in purchasing this security. . Furthermore, by signing below, I certify that I have read the LRP Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand LRP reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.



Date:________________ Signature:___________________________________________

                           Print Name:_________________________________________


--------------------------------------------------------------------------------

Internal Use Only

_______ Approved       _______ Not Approved       Person Approving ____________


Reason Supporting Decision to Approve/Not Approve:______________________________

________________________________________________________________________________

________________________________________________________________________________


--------------------------------------------------------------------------------

                                  ATTACHMENT C
                             INITIAL HOLDINGS REPORT


Date of Employment:  __________________________________      (month/day/year)

The following is a list of current holdings as of a date not more than 45 days prior to the date I became an Employee of LRP:


---------------------------------------------------------------------------------------------------------------------
         SECURITY         TYPE        TICKER/CUSIP       SHARES        PRINCIPAL AMOUNT       CUSTODIAN
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:_____________        Signature: _______________________________________

Print Name: _______________________________________

                                  ATTACHMENT D
                             ANNUAL HOLDINGS REPORT


The following is a list of current holdings, as of December 31, 200__, which is no more than 45 days prior to the submission date of this Report:


---------------------------------------------------------------------------------------------------------------------
         SECURITY         TYPE        TICKER/CUSIP       SHARES        PRINCIPAL AMOUNT       CUSTODIAN
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:_____________        Signature: _______________________________________

Print Name: _______________________________________

                                  ATTACHMENT E
                           SAMPLE OF BROKERAGE LETTER


[DATE]

[NAME OF CUSTODIAN]
[ADDRESS]
[CITY, STATE ZIP]

Re:      Account No.     _______________________________

         Account Name _______________________________

Dear [NAME],

As of [DATE], please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

         L. Roy Papp & Associates, LLP
         Attn: Ms. Julie Hein, Chief Compliance Officer
         2201 E. Camelback Road, Suite 227B
         Phoenix, Arizona 85016

If you have any questions or concerns, please feel free to give me a call at
(602) 956-0980. Thank you for your immediate attention to this matter.

Sincerely,



[Name], [Title]

cc:Julie Hein, Chief Compliance Officer